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                                                                    EXHIBIT 10.4
                            STOCK PURCHASE AGREEMENT

             THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 29th day of August, 1997, by and between MGC COMMUNICATIONS, INC., a Nevada corporation (the "Company") and MITCHELL ALLEE ("Allee").

                          W I T N E S S E T H  T H A T:

             The parties, for and in consideration of the mutual and reciprocal covenants and agreements hereinafter contained, do contract and agree as follows:

             1. Option to Acquire Stock: The Company hereby confirms that Allee shall have the right to purchase shares of Common Stock in the Company as follows:

                  A. 200,000 shares at $2.00 per share, exercisable by payment of the purchase price for all or a portion of such shares on or before September 30, 1997.

                  B. 175,000 shares at $2.50 per share, exercisable by the execution and delivery to the Company of a promissory note for the purchase price for all or a portion of the shares being purchased on or before September 30, 1997. The promissory note will: (i) be secured by a pledge of the MGC stock being purchased with such promissory note, (ii) provide for interest at the rate of 7.5% per annum, (iii) provide for final maturity on the earlier of 45 days after Allee's termination of employment with the Company for any reason whatsoever or September 30, 2000, (iv) require payments of principal equal to 70% of any annual bonus otherwise payable by the Company to Allee (the Company shall have the right to apply such portion of Allee's annual bonus directly against such payments due under the note), and (v) be prepayable at any time without premium or penalty.

             2.   Company Option to Repurchase Allee's Shares.

                  A. The Company shall have the option to repurchase certain shares of stock in the Company (the "Shares") owned by Allee upon the terms set forth in this Item. The terms of Paragraph B below shall apply to all Shares (up to 200,000) purchased by Allee under Item 1A of this Agreement at a price of $2.00 per share and all Shares (up to 175,000) purchased by Allee under Item 1B of this Agreement at a price of $2.50 per share (collectively, the "Restricted Shares").

                  B. If Allee is at any time prior to June 1, 2000, not an employee of or regular consultant to the Company as a result of Allee's resignation from the Company or as a result of the Company's termination of Allee's engagement for cause as provided herein (the date of his termination being hereinafter referred to as the "Termination Date"), then the Company shall have the option to purchase, whereupon Allee or his legal representative shall be obligated to sell any portion or all of the"Prorated Restricted Shares" (as hereinafter defined) in the Company owned by Allee or any Affiliate of his on the Termination Date, and such Prorated Restricted Shares shall be sold free and clear of any and all liens and encumbrances. The purchase price for all of the Prorated Restricted Shares shall be the amount per share paid by Allee for such Prorated



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Restricted Shares (excluding any interest paid as a result of Allee's making deferred payments for such Shares). For purposes of this Agreement, the "Prorated Restricted Shares" shall be equal to the Restricted Shares multiplied by a fraction the numerator of which is the number of days from the Termination Date to May 31, 2000, and the denominator of which is 1,096.

                  C. The Company's right to repurchase Prorated Restricted Shares shall in no event apply in the event Allee's engagement with the Company is terminated as a result of his death or disability. For these purposes, Allee's disability shall be defined as inability, as a result of a physical or mental impairment, to perform his usual duties for the Company for a period of more than six (6) consecutive months.

                  D. For purposes of this Agreement, Cause shall be defined as any of the following: (i) Allee shall commit a felony or other act involving moral turpitude, (ii) Allee commit any act, specifically including but not limited to drug or alcohol abuse, which act is materially harmful to Company,
(iii) intentional or gross neglect of Allee's duties, (iv) intentional disruption of or interference with Company's normal business operations, (v) failure to comply with Company policies after receipt of written notice of the violation and failure to cure such violation within ten (10) days after receipt of such notice; or (vi) repeated failure to comply with Company policies after receipt of written notice of any prior violation of such policies.

                  E. The option provided herein shall be exercised, if at all, by delivery of written notice by the Company within ninety (90) days after the Termination Date.

                  F. The closing of the purchase and sale hereunder shall occur within thirty (30) days following the exercise of said option and at a time and place as the Company may designate by written notice to Allee at least five (5) days in advance of such closing. The parties hereto hereby agree to execute any and all instruments and documents to transfer full and complete title to such Restricted Shares to effectuate the foregoing. At the closing, the purchase price shall be paid in cash.

                  G. The number of Restricted Shares and the purchase price per Share set forth in this Item shall be adjusted appropriately in the event of any stock split, stock dividend or other similar change in the capitalization of the Company. The Board of Directors of the Company shall make the determination of any such adjustments and shall provide Allee with written notice thereof.

                  H. All certificates representing Restricted Shares shall bear the following restrictive legend (in addition to any other legends required to be placed thereon):

                     The Shares represented by this certificate are subject to repurchase by the Company pursuant to the terms of a Stock Purchase Agreement dated August 29, 1997, a copy of which is on file with the Company.

             3. Assignment: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns including, without limitation, any corporation or other entity into which the Company is merged or which acquires all or substantially all of the outstanding common stock or assets of the Company.

             4. Invalid Provisions: The invalidity of any one or more of the clauses or words contained in this Agreement shall not affect the reasonable enforceability of the remaining provisions of this Agreement, all of which are inserted herein conditionally upon being valid in law; and in the event that one or more of the words or clauses contained herein shall be invalid, this instrument shall be construed as if such invalid words


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or clauses had not been inserted or, alternatively, said words or clauses shall be reasonably limited to the extent that the applicable court interpreting the provisions of this Agreement considers to be reasonable.

             5. Specific Performance: The parties hereby agree that any violation by Allee of the agreements contained herein shall cause irreparable damage to Company, and Company may, as a matter of course, seek specific performance by process issued out of a court of competent jurisdiction, in addition to any other remedies that said court may see fit to award.

             6. Binding Effect: All the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

             7. Jurisdiction: Each of the undersigned further agrees that any action or proceeding brought or initiated in respect of this Agreement may be brought or initiated in the State Court of Clark County, Nevada, and each of the undersigned consents to the exercise of personal jurisdiction and the placement of venue in any of such courts, or in any jurisdiction allowed by law, in any such action or proceeding and further consents that service of process may be effected in any such action or proceeding in such manner as may be permitted by law. Each of the undersigned further agrees that no such action shall be brought against any party hereunder except in one of the courts above named.

             8. Attorney's Fees: In the event an action is taken by either party to enforce this Agreement or resolve a dispute in connection herewith, the prevailing party shall be entitled to recover the costs incurred with the prosecution and defense of such action, including reasonable attorney's fees.

             9. Waiver of Breach or Violation Not Deemed Continuing: The waiver by either party of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

             10. Entire Agreement; Law Governing: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, by and between Company and Allee, and contains all the covenants and agreements among the parties with respect to such subject matter. This Agreement shall be construed in accordance with the laws of the State of Nevada.

             11. Item Headings: The item headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.


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             IN WITNESS WHEREOF, Company has hereunto caused this Agreement to be executed by a duly authorized officer and its seal to be affixed and Allee has hereunto set his hand and seal as of the day and year first above written.

                                                                         [SEAL]
                                              ---------------------------
                                              MITCHELL ALLEE


                                              MGC COMMUNICATIONS, INC.

                                              By:
                                                 ------------------------------
                                                            President

                                                         [CORPORATE SEAL]


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